Calculation of Filing Fee Tables
Form S-1
(Form Type)
Nationwide Life Insurance Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Other	Individual Supplemental Immediate Fixed Income Annuity Contracts	415(a)(6)	N/A		$675,907			S-1	333-254817	4/30/2021	$78.54
	Total Offering Amounts					$675,907		$78.54[1]
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$78.54
	Net Fee Due							$0.00

This amount was calculated at the rate in effect at the time the Fee Offset Source in Table 2 below was filed. The fee rate in effect at that time was $116.20 per $1,000,000 registered.

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claim	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		X	X	X		X
Fee Offset Sources	X	X	X		X						X
Rule 457(p)
Fee Offset Claims[1]	Nationwide Life Insurance Company	S-1	333-254817	3/29/2021		$78.54	Other	Individual Supplemental Immediate Fixed Income Annuity Contracts	N/A	$675,907[2]
Fee Offset Sources	Nationwide Life Insurance Company	S-1	333-203062		3/27/2015						$581.00
1
Pursuant to Rule 415(a)(6), the offering of securities under the registration statement filed on form S-1 (File No. 333-254817) will be deemed terminated as of the date of effectiveness of the Registration Statement.
2
As of February 29, 2024.
Table 3: Combined Prospectuses
N/A